SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 13, 2006

ARGENTA SYSTEMS INC.
(Exact name of registrant as specified in Charter)

Nevada	000-32541	6-0609457
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

12/F, Shanxi Zhengquan Building, Gaoxin 2nd Road
Xian, Shanxi Province, China
(Address of Principal Executive Offices)

(250) 718-4354
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant.

Manning Elliott LLP, Chartered Accountants (“Manning Elliott”) , audited the financial statements of the Registrant for the calendar year ended December 31, 2005. These financial statements accompanied the Registrant’s Annual Reports on Form 10-KSB for the calendar year ended December 31, 2005, which was previously filed with the Securities and Exchange Commission and which is incorporated herein by reference. The Registrant has been notified that effective November 13, 2006, Manning Elliott has resigned as the Registrant’s auditor.

During the fiscal years ended December 31, 2005 and 2004, the financial statements of the Registrant did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to any uncertainty, audit scope, or accounting principles, except that such financial statements were prepared assuming the Registrant will continue as a going concern.

In addition, during the fiscal years ended December 31, 2005 and 2004, and the subsequent interim periods ended March 31 and June 30 , 2006, through the date of the resignation, there were no disagreements between the Registrant and Manning Elliott on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of Manning Elliott , would have caused Manning Elliott to make reference to the subject matter of the disagreement in connection with its reports.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ARGENTA SYSTEMS INC.

By:	/s/ Shiming Wang
Shiming Wang
Chief Executive Officer

Dated: November 17, 2006